                                                                   EXHIBIT 10.19

                            FORM OF STOCKHOLDER AGREEMENT

    THIS STOCKHOLDER AGREEMENT (this "Agreement") is made as of June 17, 1997, among Falcon Building Products, Inc., a Delaware corporation (the "Company"), FBP Limited, a Cayman Islands company ("Seller"), and the individual employee of the Company signatory hereto ("Buyer").

                                   R E C I T A L S

    A. Buyer is an employee of the Company and desires to increase his equity interest in the Company.

    B. Subject to the terms and conditions hereof, Seller is willing to sell to Buyer the number of shares of Class C Common Stock of the Company as determined by the calculation set forth on the signature page hereto (the "Shares") at a price per share of $17.75.

    C. Buyer desires to purchase the Shares, subject to terms and conditions and the rights of the Company and the other parties hereto as set forth herein.

    D. In consideration of the actions described above and contemplated herein, the parties hereto desire to set forth herein certain agreements regarding their rights and obligations with respect to the Shares and any shares of Class A Common Stock of the Company owned by Buyer on the Closing Date (the "Class A Stock").

                                      AGREEMENTS

    1. DEFINITIONS. Capitalized terms used herein shall have the following meanings:

         "Act" means the Securities Act of 1933, as amended.

         "Affiliate" means (i) any person which, directly or indirectly, is in control of, is controlled by, or is under common control with such person,
(ii) any person who is a director or officer (A) of such person, (B) of any subsidiary of such person or (C) of any person described in clause (i) above, or
(iii) any person which is a transferee of any such person and with which Investcorp Bank E.C. or one of its affiliates has an administrative relationship. For purposes of this definition, control of a person shall mean the power, direct or indirect, (X) to vote 50% or more of the securities having ordinary voting power for the election of directors of such person, whether by ownership of securities, contract, proxy or otherwise, or (Y) to direct or cause the direction of the management and policies of such person, whether by ownership of securities, contract, proxy or otherwise.

         "Agreement" means this Stockholder Agreement.

         "Approved Sale" means a transaction or a series of related transactions which results in a BONA FIDE, unaffiliated change of economic beneficial ownership of the Company or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company), whether pursuant to the sale of the stock of the Company, the sale of the assets of the Company, or a merger or consolidation (other than (i) a sale of stock by an Initial Stockholder to another Initial Stockholder or (ii) a sale of stock in a public offering or pursuant to Rule 144 under the Act).

         "Buyer" is defined in the preamble.

         "Cause," when used in connection with the termination of employment of Buyer, means (a) conviction of Buyer for a felony, or the entry by Buyer of a plea of guilty or NOLO CONTENDERE to a felony, (b) the commission of an act of fraud involving dishonesty for personal gain which is materially injurious to the Company, (c) the willful and continued refusal by the Buyer to substantially perform his duties with the Company (other than any such refusal resulting from his incapacity due to mental illness or physical illness or injury), after a demand for substantial performance is delivered to the Buyer by the Company's Board of Directors, where such demand specifically identifies the manner in which the Company's Board of Directors believes that the Buyer has refused to substantially perform his duties and the passage of a reasonable period of time for Buyer to comply with such demand or (d) the willful engaging by the Buyer in gross misconduct materially and demonstrably injurious to the Company or its Subsidiaries. Notwithstanding the foregoing, with respect to termination for Cause arising out of conduct described in clause (b), (c) or (d) above, such a termination will not be deemed to be a termination for Cause hereunder unless there shall have been delivered to the Buyer a copy of a resolution duly adopted by the affirmative vote of a majority of the entire Board of Directors of the Company, at a meeting of such Board called and held for that purpose (after reasonable notice to the Buyer and an opportunity for the Buyer, together with his counsel or other advisors, to be heard at such meeting), finding that in the good faith opinion of the Board the Buyer had engaged in conduct described above in clause (b), (c) or (d) of the first sentence of this paragraph and specifying the particulars thereof in detail.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company setting forth the rights, preferences and privileges of and restrictions on the Shares.

         "Closing Date" means the date on which the purchase of the Shares is closed.

         "Company" is defined in the preamble.

         "Company Average Rate" means for any period (a) the sum of (i) the interest accrued under the Company's revolving credit facility during such period and (ii) the interest, discount or yield, accrued under the Company's receivable facility during such period, divided by (b) the sum of (i) the average indebtedness outstanding on the Company's revolving credit facility during such period (based on the daily balances of such facility) and the
(ii) average amount of indebtedness incurred, or interests in receivables sold, pursuant to the Company's receivables facility during such period (based on the daily balances of such facility).

         "Cost" equals $17.75, subject to adjustment as set forth herein.

         "Disability" means the failure by Buyer to render full-time employment services to the Company for an aggregate of sixty (60) business days in any continuous period of six (6) months on account of physical or mental disability.

         "Endorsed Certificate" is defined in Section 4(a).

         "Fair Market Value" means the value of a share of the Company's capital stock, as of the Termination Date, determined pursuant to Section 4(b).

         "FBP" means FBP Acquisition Corp., Inc., a Delaware corporation.

         "Fiscal Year" means the fiscal year of the Company.

         "Good Reason" means a significant adverse change to the employment responsibilities, authority or base compensation of Buyer, provided that Good Reason shall not exist unless Buyer shall have first provided the Board of Directors with written notice of the facts constituting such adverse change and the Company shall have failed to remedy or cure such situation within thirty
(30) days following receipt of such notice.

         "Initial Public Offering" means the closing of the sale of any of the common stock of the Company pursuant to a registration statement that has been declared effective under the Act, if following such sale (i) the issuer is a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System, or is traded or quoted on any other national stock exchange or national securities system.

         "Initial Stockholders" means the stockholders of the Company immediately following the Merger who were neither (i) employees of the Company at the closing of the Merger, nor (ii) stockholders of the Company's Class A Common Stock prior to the Merger; and any Affiliates of such stockholders.

         "Merger" means the merger of FBP with and into the Company pursuant to the Agreement and Plan of Merger dated as of March 20, 1997, by and between the Company and FBP.

         "permitted transferee" is defined in Section 3.

         "person" means an individual, partnership, corporation, limited liability company, trust, joint venture or other entity.

         "Purchase Price " means $17.75 multiplied by the number of Shares.

         "Repurchase Date" is defined in Section 4(a).

         "Repurchase Period" is defined in Section 4(a).

         "Retirement" has the meaning set forth in the employment agreement between the Company and Buyer, or if there is no such employment agreement, means Buyer's retirement from the Company in accordance with the Company's normal retirement policy generally applicable to its salaried employees.

         "Securities" is defined in Section 3.

         "Shares" is defined in recital B.

         "Subsidiary" means any joint venture, corporation, partnership or other entity as to which the Company, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

         "Termination Date" means the date on which Buyer ceases to be employed by the Company for any reason.

    2. PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions hereof, Seller will sell and transfer to Buyer, on a date not more than five (5) business days following the closing of the Merger, the Shares in consideration of the transfer by Buyer to Seller of the Purchase Price.

    3. RESTRICTIONS ON TRANSFERS OF THE SHARES AND THE CLASS A STOCK; PERMITTED TRANSFEREES. Subject to Sections 4, 5, 6 and 7 hereof, prior to the earlier of (A) 180 days following an Initial Public Offering or (B) an Approved Sale, none of the Shares and the Class A Stock (collectively, the "Securities") shall be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), except that Buyer may transfer all or a portion of the Securities (i) to his or her spouse, child, estate, personal representative, heir or successor or to a trust for the benefit of Buyer or his or her spouse, child or heir (a "permitted transferee"),
(ii) pursuant to Section 4 or Section 5 of Article IV of the Certificate of Incorporation or (iii) subject to the Certificate of Incorporation, as part of the Initial Public Offering. This Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Securities, and for purposes of Sections 3, 4, 5, 6 and 7, the rights and obligations relating to the Securities owned by Buyer shall extend as well to Securities owned by permitted transferees of Buyer and, unless the context otherwise requires, each reference to Buyer in said Sections shall also encompass permitted transferees of Buyer. The stock certificates issued to evidence Securities hereunder shall bear a legend referring to this Agreement and the restrictions contained herein.

    4.   RIGHT TO REPURCHASE SECURITIES.

         (a) In the event that Buyer ceases to be employed by the Company for any reason prior to an Initial Public Offering or an Approved Sale, the Company, during the sixty (60) days following the Termination Date (the "Repurchase Period"), shall have the right to purchase all, but not less than all, of the Securities. If the Company does not elect to purchase the Securities during the Repurchase Period, the Seller, during the thirty (30) days following the expiration of the Repurchase Period (the "Second Repurchase Period"), shall have a one-time right to purchase all, but not less than all, of the Securities. The purchase price for each share included in the Securities shall equal Fair Market Value, or, if the Buyer resigns without Good Reason prior to June 17, 2000, or is terminated for Cause at any time, the lower of Fair Market Value or Cost. If the Company or Seller (as applicable) elects to purchase the Securities, it shall notify the Buyer at or before the end of the Repurchase Period or Second Repurchase Period, as applicable, of such election and the purchase price shall be paid in cash at a time set by the Company or Seller (as applicable) (the "Repurchase Date") within thirty (30) days after the end of the Repurchase Period or Second Repurchase Period, as applicable, provided that the Buyer has presented to the Company or Seller (as applicable) a stock certificate evidencing the Securities duly endorsed for transfer (the "Endorsed Certificate"). If Buyer fails to deliver the Endorsed Certificate, the Securities represented thereby shall be deemed to have been purchased upon (i) the payment by the Company or Seller (as applicable) of the purchase price to the Buyer or his or her permitted transferee or (ii) notice to Buyer or such permitted transferee that the Company is holding the purchase price for the account of Buyer or such permitted transferee, and upon such payment or notice the Buyer and such permitted transferee will have no further rights in or to such Securities. If the Company or Seller (as applicable) does not purchase the Securities, the restrictions on transfer thereof contained in
Section 3 of this Agreement shall terminate and be of no further force and effect after the Second Repurchase Period.

         (b) "Cost" for the purposes of Sections 4 and 5 hereof shall include interest on the amount of $17.75 per share for the period from the Closing Date until the Termination Date calculated at the Company Average Rate, compounded annually. Fair Market Value for purposes of Sections 4 and 5 hereof shall be determined in good faith by the Company's Board of Directors. If the Board determination is challenged by Buyer, a mutually acceptable investment banker or appraiser shall establish the Fair Market Value. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of the Company (without reduction for minority discount or lack of liquidity of the Securities). The investment banker's or appraiser's determination shall be conclusive and binding on all parties. The Company shall bear all costs incurred in connection with the services of such investment banker or appraiser unless the Fair Market Value established by such investment banker or appraiser is (i) less than or equal to 110% of the Board of Director's determination, in which case Buyer shall promptly pay or reimburse the Company for such costs, or
(ii) greater than 110% but less than 133% of the Board of Directors' determination, in which case Buyer shall promptly pay or reimburse the Company for 50% of such costs. If Buyer and the Company cannot agree upon an investment banker or appraiser, they shall each choose an investment banker or appraiser and the two shall choose a third investment banker or appraiser who shall establish the Fair Market Value.

         (c) Buyer shall not be considered to have ceased to be employed by the Company for purposes of this Agreement if he or she continues to be employed by the Company or a Subsidiary of the Company or by a company of which the Company is a subsidiary.

    5. OBLIGATION TO REPURCHASE SECURITIES. If Buyer's employment by the Company is terminated prior to an Initial Public Offering or an Approved Sale
(i) by the Company without Cause or by Buyer for Good Reason, (ii) due to Buyer's death, Disability or Retirement, or (iii) by Buyer after June 17, 2000 without Good Reason and provided Buyer has not agreed to accept employment and does not accept employment from a competitor of the Company during the 120-day period described below; Buyer or his representative, assuming no notice of repurchase has been given under Section 4(a) hereof prior to the end of the Second Repurchase Period, shall have a one-time right expiring 120 days following the Termination Date to require the Company to purchase all, but not less than all, of the Securities at Fair Market Value; provided that if the Buyer is terminated without Cause or resigns for Good Reason on or prior to June 17, 2000, the purchase price shall be the lower of Cost or Fair Market Value. If Buyer elects to have the Securities purchased, the purchase price shall be paid in cash on the later of (i) the thirtieth
(30) day after the expiration of such notice period or (ii) the day Buyer presents to the Company the Endorsed Certificate. The Securities shall be transferred to the Company free and clear of all liens, encumbrances, mortgages, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever, except those created by the Certificate of Incorporation or this Agreement.

    6. DRAG-ALONG OBLIGATION. If, at any time following an Initial Public Offering, Initial Stockholders of the Company owning not less than (a) 20% of the outstanding shares of the Company's capital stock, and (b) 50.1% of the total shares of the Company's capital stock then owned by all Initial Stockholders (the "Selling Group") determine to sell in one transaction or a series of related transactions all of their shares of the Company's capital stock in an arm's-length sale to a person other than an Initial Stockholder, the members of the Selling Group shall have the right to require Buyer to sell, and Buyer hereby agrees to sell and to deliver free and clear of all liens, claims and encumbrances, all of Buyer's Securities in the same transaction to such person, provided that Buyer receives the same terms including without limitation, the same consideration per share, as is received in such transaction by the members of the Selling Group. Without limiting any rights or remedies available to any party hereto against Buyer for any breach of this Section, it is expressly agreed that the Company shall have the right to enforce the rights of the Initial Stockholders under this Section and to seek any available remedies against Buyer for breach of this Section.

    7. ACQUISITION OBLIGATION. If, at any time following an Initial Public Offering, Initial Stockholders of the Company (the "Transferring Stockholders") seek to transfer to a person other than an Initial Stockholder (the "Third Party") in a single transaction or series of related transactions more than 35% of the then outstanding capital stock of the Company, the Company shall give notice of the proposed transaction to Buyer, which notice shall specify the number of shares of the Company's capital stock that the Transferring Stockholders desire to sell and the proposed terms thereof. If Buyer is not otherwise afforded the opportunity to participate on a pro rata basis in such transfer on the same terms and conditions as the Transferring Stockholders, Buyer shall have the right to sell to the Company, upon the same terms and conditions offered to the Transferring Stockholders by the Third Party, the number of Securities that bears the same ratio to the total number of Securities held by Buyer as the total number of shares of capital stock of the Company proposed to be sold by the Transferring Stockholders to the Third Party bears to the total number of shares of capital stock of the Company held by all of the Transferring Stockholders. Notwithstanding anything to the contrary contained herein, the provisions of this Section shall not be applicable to any sales by Initial Stockholders in a public offering registered under the Act.

    8. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants as follows:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated herein. This Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights, and for the limitations imposed by general principles of equity.

    9.   REPRESENTATIONS AND ACKNOWLEDGMENTS OF BUYER.

         (a)  Buyer hereby represents and warrants as follows:

              (i) Buyer is acquiring the Shares for investment for his or her own account and without a view to further distribution of the Shares.

              (ii) Buyer is an executive of the Company and has been given access to all information that Buyer considers necessary to make an investment decision as to the Shares.

         (b)  Buyer hereby acknowledges to the Company as follows:

              (i) The Shares are being transferred to Buyer without registration under the Act pursuant to exemptions from registration thereunder. Buyer cannot transfer the Shares except pursuant to an effective registration statement or an exemption from registration under the Act.

              (ii) The Shares are nonvoting in the election of directors and certain other matters and are subject to the terms and restrictions of the Certification of Incorporation.

    10. REPRESENTATIONS OF THE SELLER. The Seller represents and warrants that (i) it has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated herein, and (ii) this Agreement is a valid and binding agreement of it, enforceable against it in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights, and for the limitations imposed by general principles of equity. Seller also represents that upon purchase of the Shares, Buyer will be the owner of the Shares free and clear of any claims, liens, encumbrances and security interests, except as may exist by reason of the Certificate of Incorporation or this Agreement.

    11. GOVERNING LAW. All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to principles of conflicts of law.

    12. NOTICES. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

         If to the Company to:

              Falcon Building Products, Inc.
              Two North Riverside Plaza, Suite 1100
              Chicago, Illinois  60606
              Attention:  General Counsel

         With a required copy (which shall not constitute notice to the principal) to:

              Gibson, Dunn & Crutcher LLP
              200 Park Avenue, 47th Floor
              New York, New York  10166
              Attention:  Charles K. Marquis, Esq.

         If to Buyer, to the address set forth on the signature page hereof.



         If to the Seller to:

              Gibson, Dunn & Crutcher LLP
              200 Park Avenue, 47th Floor
              New York, New York  10166
              Attention:  Charles K. Marquis, Esq.

    13. AMENDMENTS AND WAIVERS. This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged.

    14.  CAPITALIZATIONS, EXCHANGES, ETC. AFFECTING SECURITIES; ADJUSTMENT OF
COST.

         (a) The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assign of the Company that may be issued in respect of, in exchange for, or in substitution of, the Securities by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Nothing herein shall prohibit or restrict the Company from taking any corporate action, including, without limitation, declaring any dividend (whether in cash or stock), or engaging in any corporate transaction of any kind, including, without limitation, any merger, consolidation, liquidation or sale of assets.

         (b) In the event of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or similar event as a result of which Buyer holds a lesser or greater number of Securities and/or other securities, the Cost of a share or other security shall be appropriately adjusted, provided that the aggregate Cost of all Securities held by Buyer immediately after such event is equal to the aggregate Cost of all Securities held by Buyer immediately prior to such event.

    15. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

    16. SEPARABILITY. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

    17. HEADINGS. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

    18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

    19. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

    20. REMEDIES. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

    21. NOT AN EMPLOYMENT CONTRACT. Nothing in this Agreement or any other instrument executed pursuant hereto shall confer upon Buyer any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or any Subsidiary to terminate the employment of Buyer with or without Cause.

    22. ARBITRATION. The parties shall use their best efforts and good will to settle all disputes by amicable negotiations. Except as otherwise provided in Section 4(b), any claim, dispute, disagreement or controversy that arises among the parties relating to this Agreement that is not amicably settled shall be resolved by arbitration, as follows:

         (a) Any such arbitration shall be heard in New York, New York, before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. Except as the parties may otherwise agree, all arbitrators shall be appointed in the first instance by the President of the Association of the Bar of the City of New York or, in the event of his unavailability by reason of disqualification or otherwise, by the Chairman of the Executive Committee of the Association of the Bar of the City of New York. In determining the number and appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his decision as to the number of arbitrators and their identity shall be final.

         (b) An arbitration may be commenced by any party to this Agreement by the service of a written Request for Arbitration upon the other affected parties. Such Request for Arbitration shall summarize the controversy or claim to be arbitrated, and shall be referred by the complaining party to the appointing authority for appointment of arbitrators ten (10) days following such service or thereafter. If the panel of arbitrators is not appointed by the appointing authority within thirty (30) days following such reference, any party may apply to any court within the State of New York for an order appointing arbitrators qualified as set forth below. No Request for Arbitration shall be valid if it relates to a claim, dispute or controversy that would have been time barred under the applicable statute of limitations had such claim, dispute, disagreement or controversy been submitted to the Supreme Court of the State of New York.

         (c) All attorneys' fees and costs of the arbitration shall be borne by the respective party incurring such costs and fees. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

         (d) Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         (e) It is intended that controversies or claims submitted to arbitration under this Section shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

    23. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

    IN WITNESS WHEREOF, this Agreement is entered into as of the date first above written.





                                  Falcon Building Products, Inc.

                                  By:
                                      ---------------------------------
                                  Its:
                                      ---------------------------------




                                  "Buyer"

                                  By:
                                      ---------------------------------
                                  Name:
                                       --------------------------------

                                  Number of Shares of Class C
                                  Stock to be acquired by Buyer:
                                  __(Blank 1)____ plus

                                  the number of shares, if any, by which the number of shares of Class A Common Stock of the Company the Buyer elected to retain in the Merger is reduced below _(Blank 2)_ shares by virtue of the proration procedures applicable to Electing Shares as defined in the Merger Agreement.


                                  FBP Limited

                                  By:
                                      ---------------------------------
                                  Its:
                                      ---------------------------------

                SCHEDULE OF TERMS OF INDIVIDUAL STOCKHOLDER AGREEMENTS
                ------------------------------------------------------

Buyer                              Blank 1                       Blank 2
William E. Allen                         100                             14,549
Gus J. Athas                             100                             14,549
Sam A. Cottone                           100                             14,549
Edward G. Finnegan, Jr.               13,649                              1,000
Paul Fischer                             100                             14,549
Mark Haddock                           5,600                                  0
William K. Hall                       11,168                             75,000
Lawrence B. Lee                        7,500                              7,149
William Menke                          5,600                                  0
Anthony J. Navitsky                   10,000                                  0